Exhibit 99.1

CIFC CORP. ANNOUNCES STOCK TICKER SYMBOL CHANGE TO “CIFC”

NEW YORK, March 25, 2013 — CIFC Corp. (“CIFC” or the “Company”) today announced a change of the Company’s stock ticker symbol. Effective today, the Company’s common shares will commence trading on the Nasdaq Stock Market under the trading symbol “CIFC” (NASDAQ: CIFC). The previous trading symbol was “DFR” (NASDAQ: DFR).

About CIFC

Founded in 2005, CIFC Asset Management (the “Firm” or “CIFC”) is a fundamentals based, relative value credit manager with $10.9bn under management from corporate loan based products as of September 30, 2012. Our senior management team averages 30 years of credit experience in having managed credit businesses in every cycle since the 1980’s.

Headquartered in New York, CIFC is a SEC registered investment adviser and a publicly traded company (NASDAQ:CIFC). We currently serve over 200 institutional investors globally in providing access to the credit space. CIFC’s primary shareholders include Charlesbank Capital Partners, Columbus Nova, GE Capital, CIFC management as well as public shareholders. For more information, please visit CIFC’s website at www.cifc.com.

Certain statements in this press release are forward-looking statements, as permitted by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made, various operating assumptions and predictions as to future facts and conditions, which may be difficult to accurately make and involve the assessment of events beyond CIFC’s control. Caution must be exercised in relying on forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and CIFC undertakes no obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date hereof.